Exhibit 99.1

745 Seventh Avenue New York, NY 10019 United States

April 25, 2012

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the reference to our opinion letter, dated December 15, 2011, to the Board of Directors of RSC Holdings Inc. (the “Company”), as a result of the incorporation by reference in the Registration Statement on Form S-4 of United Rentals, Inc. (the “Purchaser”), as filed with the Securities and Exchange Commission by the Purchaser on April 25, 2012 (the “462(b) Registration Statement”), which 462(b) Registration Statement incorporates by reference the contents of Amendment No. 3 to the Registration Statement on Form S-4 of the Purchaser filed on March 22, 2012, as amended (Registration No. 333-179039) (the “Effective Registration Statement”), including the joint proxy statement/prospectus (“Joint Proxy Statement/Prospectus”) included therein, and (ii) the references in the Joint Proxy Statement/Prospectus to such opinion letter and to our firm in the Effective Registration Statement under the headings “Summary — Opinions of RSC’s Financial Advisors — Opinion of Barclays Capital,” “The Merger — Background of the Merger,” “The Merger — Recommendation of the RSC Board and Reasons for the Merger,” “The Merger — Opinions of RSC’s Financial Advisors” and “The Merger — Opinions of RSC’s Financial Advisors — Opinion of Barclays Capital”.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Raymond Raimondi
Name:	Raymond Raimondi
Title:	Managing Director